Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K/A and if not defined in the Form 8-K/A, in the Proxy Statement/Prospectus, which is incorporated by reference. Unless the context otherwise requires, the “Company” refers to Jet.AI Inc., a Delaware Corporation (“Jet.AI”) (f/k/a Oxbridge Acquisition Corp., a Cayman Islands exempted company, “OXAC”) and its consolidated subsidiaries after the Closing, and OXAC prior to the Closing.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022 present the combination of the historical financial information of Jet.AI Inc. (f./k/a Oxbridge Acquisition Corp.) and Jet Token after giving effect to the Business Combination, and related adjustments described in the accompanying notes. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 combines the historical unaudited condensed balance sheet of Jet.AI as of June 30, 2023 and the historical unaudited condensed consolidated balance sheet of Jet Token as of June 30, 2023 on a pro forma basis as if the Business Combination had been consummated on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2023 and the audited pro forma condensed statement of operations for the year ended December 31, 2022 combines the historical condensed statement of operations of Jet.AI for the six months ended June 30, 2023 and the year ended December 31, 2022 and the historical condensed consolidated statement of operations of Jet Token for the same periods on a pro forma basis as if the Business Combination had been consummated on January 1, 2022.

The historical financial information of Jet.AI was derived from the audited financial statements of Jet.AI as of and for the year ended December 31, 2022 and the unaudited financial statements for the three and six months ended June 30, 2023, included elsewhere in this proxy statement/prospectus. The historical financial information of Jet Token was derived from the audited financial statements of Jet Token as of and for the year ended December 31, 2022 and the six months ended June 30, 2023, included elsewhere in this Form 8-K/A. This information should be read together with Jet.AI’s and Jet Token’s audited financial statements and related notes, the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Oxbridge,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Jet Token” and other financial information included elsewhere in this Form 8-K/A.

Introduction

On August 10, 2023, as a result of the previously announced Business Combination Agreement dated February 24, 2023, as amended, Oxbridge domesticated as a Delaware corporation, First Merger Sub merged with and into Jet Token, with Jet Token surviving the First Merger as a wholly owned subsidiary of Jet.AI, and Jet Token (as the surviving entity of the First Merger) merged with and into Second Merger Sub, with Second Merger Sub surviving the Second Merger as a wholly owned subsidiary of Jet.AI. In connection with the Business Combination, security holders of Jet.AI and Jet Token immediately prior to the Closing became security holders of Jet.AI. Following the Business Combination, on August 11, 2023, the Jet.AI Common Stock, the Jet.AI Warrants and the Merger Consideration Warrants began trading on Nasdaq under the new symbols “JTAI,” “JTAIW” and “JTAIZ,” respectively.

Prior to completion of the Business Combination, Jet.AI was a blank check company incorporated on April 12, 2021 as a Cayman Islands exempted company for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or other similar transaction with one or more businesses or entities. On August 16, 2021, Jet.AI completed its IPO of 11,500,000 Oxbridge Units, including 1,500,000 Oxbridge Units that were issued pursuant to the underwriters’ exercise of their over-allotment option in full, with each Oxbridge Unit consisting of one Class A Ordinary Share and one warrant, where each whole warrant is exercisable to purchase one Class A Ordinary Share at a price of $11.50 per share, generating gross proceeds to Jet.AI of $115,000,000.

Simultaneously with the closing of its IPO, Jet.AI consummated the private placement of 5,760,000 Private Placement Warrants to the Sponsor and Maxim Group, LLC, the representative to the underwriters in its initial public offering, at an average purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to Jet.AI of $5,760,000. The Private Placement Warrants are identical to the Public Warrants sold as part of the Units in the IPO, except that the Sponsor and Maxim agreed not to transfer, assign or sell any of the Private Placement Warrants (except to certain permitted transferees) until 30 days after the completion of the Company’s initial Business Combination. Additionally, the Private Placement Warrants are not redeemable by the Company and are exercisable on a cashless basis so long as they are held by the Sponsor and Maxim or their respective permitted transferees, whereas the public warrants are redeemable and may only be exercised on a cashless basis if the Company calls the public warrants for redemption and elects to require holders to exercise their public warrants on a cashless basis.

Jet.AI also issued an aggregate of 2,875,000 Class B ordinary shares to the Sponsor for an aggregate purchase price of $25,000, or approximately $0.009 per share.

Upon the closing of the IPO and the sale of the Private Placement Warrants, an aggregate of $116,725,000 was placed in the Trust Account with Continental Stock Transfer & Trust Company acting as trustee and was available to be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, as determined by Jet.AI, until the earlier of: (a) the completion of an Initial Business Combination and (b) the distribution of the Trust Account.

Jet Token, a Delaware corporation, was founded in 2018 by Michael Winston, its Executive Chairman. Jet Token, directly and indirectly through its subsidiaries, is principally involved in (i) the sale of fractional and whole interests in aircraft, (ii) the sale of jet cards, which enable holders to use certain of Jet Token’s and other’s aircraft at agreed-upon rates, (iii) the operation of a proprietary booking platform (the “App”), which functions as a prospecting and quoting platform to arrange private jet travel with third party carriers as well as via Jet Token’s leased and managed aircraft, for Part 135 (whole aircraft charter) and (iv) since January 2023, joint ownership, alongside its existing operating partner, Cirrus, of 380 Software LLC, which supplies the technology to sell charter under Part 380 (individual seats) on the Cirrus fleet of aircraft.

Description of the Business Combination

Jet Token is considered to be the accounting acquirer, as further discussed in “Note 1 — Basis of Presentation” of this unaudited pro forma condensed combined financial information.

In connection with the Domestication and prior to the Effective Time, the total issued and outstanding 799,120 Class A Ordinary Shares and 2,875,000 Class B Ordinary Shares as of June 23, 2023 were converted automatically, on a one-for-one basis, into shares of Jet.AI Common Stock. Each issued and outstanding public warrant and private placement warrant were converted automatically into a Jet.AI Warrant pursuant to the Warrant Agreement, entitling the holder to purchase one share of Jet.AI Common Stock at an exercise price of $11.50.

Each outstanding share of Jet Token Common Stock, including each share of Jet Token Preferred Stock that was converted into shares of Jet Token Common Stock immediately prior to the Effective Time, was cancelled and automatically converted into the right to receive (x) the number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio, and (y) the number of Merger Consideration Warrants equal to the Warrant Exchange Ratio. Each Jet Token Option, whether or not exercisable and whether or not vested, that was outstanding immediately prior to the Effective Time was automatically converted into an option to purchase a number of Jet.AI Options based on the Option Exchange Ratio. Each Jet Token Warrant issued and outstanding immediately prior to the Effective Time was automatically converted into a warrant to acquire (x) a number of shares of Jet.AI Common Stock equal to the Stock Exchange Ratio and (y) a number of Merger Consideration Warrants equal to the Warrant Exchange Ratio. Each Jet Token RSU Award that was outstanding immediately prior to the Effective Time was converted into a Jet.AI RSU Award with respect to a number of RSUs based on the applicable exchange ratio. Upon the consummation of the Business Combination, Oxbridge was immediately renamed “Jet.AI Inc.”

Upon the consummation of the Business Combination, 4,523,167 shares of Jet.AI Common Stock and 7,196,375 Merger Consideration Warrants were issued to the Historical Rollover Shareholders in exchange for all outstanding shares of Jet Token Common Stock (including shares of Jet Token Preferred Stock converted in the Conversion). The Company also reserved for issuance up to 3,284,488 shares of Jet.AI Common Stock in respect of Jet.AI Options issued in exchange for outstanding pre-merger Jet Token Options, and 148,950 shares of Jet.AI Common Stock and 237,030 Merger Consideration Warrants in respect of Jet.AI RSU Awards issued in exchange for outstanding pre-merger Jet Token RSU Awards.

In addition, in connection with the Business Combination, Jet.AI proposed and approved the 2023 Jet.AI Omnibus Incentive Plan, which became effective upon closing of the Business Combination, in place of the existing Jet Token Option Plans. The purpose of the Omnibus Incentive Plan is to provide eligible employees, directors, consultants and the founders the opportunity to receive stock-based incentive awards in order to encourage them to contribute materially to Jet.AI’s growth and to align the economic interests of such persons with those of its stockholders. The financial impact of the Omnibus Incentive Plan has not been included in the unaudited pro forma condensed combined financial statement as it cannot be reliably estimated at this stage. See “Proposal No. 5 — The Omnibus Incentive Plan Proposal” contained elsewhere in this proxy statement/prospectus for further information.

Forward Purchase Agreements

As previously disclosed, on August 6, 2023, Oxbridge entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”), and (iii) Meteora Strategic Capital, LLC (“MSC” and, collectively with MCP and MSTO, “Seller”) (the “Forward Purchase Agreement”) for OTC Equity Prepaid Forward Transactions. For purposes of the Forward Purchase Agreement, Oxbridge is referred to as the “Counterparty” prior to the consummation of the Business Combination, while Jet.AI is referred to as the “Counterparty” after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intended, but was not obligated, to purchase up to 1,186,952 (the “Purchased Amount”) Class A ordinary shares, par value $0.0001 per share, of Oxbridge (“Oxbridge Shares”) concurrently with the Closing pursuant to the Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of Oxbridge Shares purchased by the Seller separately from third parties through a broker in the open market (“Recycled Shares”). No Seller was required to purchase an amount of Oxbridge Shares such that following such purchase, that Seller’s ownership would exceed 9.9% of the total Oxbridge Shares outstanding immediately after giving effect to such purchase, unless the Seller, at its sole discretion, waived such 9.9% ownership limitation. The Number of Shares subject to the Forward Purchase Agreement was subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

The Forward Purchase Agreement provided for a prepayment shortfall in an amount in U.S. dollars equal to $1,250,000 (the “Prepayment Shortfall”); provided that Seller shall pay one half (1/2) of the Prepayment Shortfall to Counterparty on the Prepayment Date (which amount shall be netted from the Prepayment Amount) (the “Initial Shortfall”) and, at the request of Counterparty, the other one half (1/2) of the Prepayment Shortfall (the “Future Shortfall”) on the date that the SEC declares the Registration Statement effective (the “Registration Statement Effective Date”), provided the VWAP Price is greater than $6.00 for any 45 trading days during the prior 90 consecutive trading day period and average daily trading value over such period equals at least four times the Future Shortfall. Seller in its sole discretion may sell Recycled Shares at any time following the Trade Date and at any sales price, without payment by Seller of any Early Termination Obligation until such time as the proceeds from such sales equal 100% of the Initial Shortfall and 100% of the Future Shortfall actually paid to Counterparty (as set forth under Shortfall Sales in the Forward Purchase Agreement) (such sales, “Shortfall Sales,” and such Shares, “Shortfall Sale Shares”). A sale of Shares is only (a) a “Shortfall Sale,” subject to the terms and conditions herein applicable to Shortfall Sale Shares, when a Shortfall Sale Notice is delivered under the Forward Purchase Agreement, and (b) an Optional Early Termination, subject to the terms and conditions of the forward Purchase Agreement applicable to Terminated Shares, when an OET Notice is delivered under the Forward Purchase Agreement, in each case the delivery of such notice in the sole discretion of the Seller (as further described in the “Optional Early Termination” and “Shortfall Sales” sections in the Forward Purchase Agreement).

FPA Funding Amount PIPE Subscription Agreement

In connection with the Business Combination, on August 6, 2023, Oxbridge entered into a subscription agreement (the “FPA Funding Amount PIPE Subscription Agreement”) with Seller.

Pursuant to the FPA Funding PIPE Subscription Agreement, Seller agreed to subscribe for and purchase, and Oxbridge agreed to issue and sell to Seller, on the Closing Date, an aggregate of up to 1,186,952 Oxbridge Shares, less the Recycled Shares in connection with the Forward Purchase Agreement. At the Effective Time, 247,756 shares of Jet.AI were issued to Seller under the PIPE Subscription Agreement.

Maxim Settlement Agreement

On August 10, 2023, the Company entered into a settlement agreement (“Maxim Settlement Agreement”) with Maxim Group LLC, the underwriter for the Company’s initial public offering (“Maxim”). Pursuant to the Maxim Settlement Agreement, the Company issued 270,000 shares of Jet.AI Common Stock to settle the payment obligations of the Company under the underwriting agreement dated on or about August 11, 2011, by and between the Company and Maxim, which shares of Jet.AI Common Stock are subject to a Registration Rights Agreement. The Company also issued 1,127 shares of Series A Convertible Preferred Stock in an amount equal in value to $1,127,000 (the “Series A Preferred Shares”). The shares of Jet.AI Common Stock issuable upon conversion of the Series A Preferred Shares are subject to the Registration Rights Agreement.

The following table summarizes the pro forma shares of Jet.AI Common Stock outstanding on August 10, 2023 immediately following the Effective Time, excluding the potential dilutive effect of exercise of Jet.AI Warrants and Merger Consideration Warrants:

	No. of Shares of Jet.AI Common Stock	% of total Jet.AI Common Stock
Historical Rollover Shareholders	4,523,167	51.9
Public Shareholders (1)	799,120	9.2
Initial Shareholders (2)	2,875,000	33.0
PIPE Investors (3)	247,756	2.8
Maxim (4)	270,000	3.1
Total	8,715,043	100.0

(1)	Reflects actual redemptions of 502,832 shares of OXAC Class A Ordinary Shares in connection with the Business Combination.
(2)	Reflects shares of OXAC’s Class B Ordinary Shares held by the Sponsor that converted on a one-for-one basis into shares of Jet.AI Common Stock in connection with the Business Combination and Domestication.
(3)	Reflects the issuance of 247,756 shares of Jet.AI Common Stock to Seller under that certain FPA Funding Amount PIPE Subscription Agreement dated August 6, 2023.
(4)	Reflects the issuance of 270,000 shares of Jet.AI Common Stock to settle the payment obligations of the Company under the underwriting agreement with Maxim.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2023 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2023 and for the year ended December 31, 2022, are based on the historical financial statements of Jet.AI (as restated) and Jet Token. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2023

(in thousands, except share and per share amounts)

	Jet Token, Inc. (Historical)	Jet.AI Inc. (f/k/a Oxbridge Acquisition Corp.) (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$638	$20	$13,125	A	$6,344
			248	J
			(2,192)	C
			(5,496)	H
Other current assets	186	37	-		222
Total current assets	824	56	5,686		6,566

Property and equipment, net	9	-	-		9
Intangible assets, net	106	-	-		106
Right-of-use asset	1,829	-	-		1,829
Investment in joint venture	100	-	-		100
Other assets	748	-	-		748
Cash held in trust account	-	13,215	(13,125)		-
Total assets	$3,616	$13,182	$(7,440)		$9,358

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$498	$-	$-		$498
Accrued liabilities	764	411			1,174
Deferred revenue	1,100	-	-		1,100
Lease liability, current portion	502	-	-		502
Due to affiliates	-	-			-
Total current liabilities	2,863	411	-		3,274

Lease liability, net of current portion	1,278				1,278
Promissory note payable	-	575	(575)	B	-
Deferred underwriting commissions	-	4,025	(4,025)	B	-
Derivative liabilities	-	576	(576)	I	5
Total liabilities	4,141	5,587	(5,354)		4,552

Commitments and contingencies	-	-	-		-
Class A ordinary shares; 1,186,952 shares subject to possible redemption (at redemption value)		13,125	(13,125)	D	-

Stockholders’ Equity
Series Seed Preferred stock	21	-	(21)	E	-
Series CF Non-voting Preferred stock	704	-	(704)	E	-
Series A Convertible Preferred Stock	-	-	1,127	B	1,127
Series A-1 Convertible Preferred Stock			575	B	575
Subscription receivable	(25)	-	-		(25)
Additional paid-in capital	30,600	-	13,125	D	34,954
			725	E
			60,000	F
			(60,000)	F
			(2,192)	C
			(5,496)	H
			2,700	B
			198	B
			576	I
			248	J
			(5,530)	G
Accumulated deficit	(31,824)	(5,530)	5,530	G	(31,824)
Total stockholders’ equity	(525)	(5,530)	11,039		4,806
Total liabilities and stockholders’ equity	$3,616	$13,182	$(7,440)		$9,358

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2023

	Jet Token, Inc. (Historical)	Jet.AI Inc. (f/k/a Oxbridge Acquisition Corp.) (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenues	$4,668	$-	$-		$4,668

Cost of revenues	4,944		-		4,944

Gross profit	(276)	-	-		(276)

Operating Expenses:
General and administrative	4,604	470	-		5,073
Sales and marketing	224	-	-		224
Research and development	65	-	-		65
Total operating expenses	4,892	470	-		5,362

Operating loss	(2,719)	(363)	-		(3,082)

Other (income) expense:
Other interest income		(2)	-		(2)
Interest earned on marketable securities held in trust account	-	(291)	291	AA	-
Change in fair value of warrant liabilities	-	206	-		206
Total other (income) expense	-	(87)	291		204

Loss before provision for income taxes	(5,168)	(383)	(291)		(5,842)

Provision for income taxes	-	-	-		-

Net Income (Loss)	$(5,168)	$(383)	$(291)		$(5,842)

Weighted average shares outstanding - basic and diluted	126,287,952	4,176,952			8,715,043
Net loss per share - basic and diluted	$(0.04)	$(0.09)			$(0.67)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2022

(in thousands, except share and per share amounts)

	Jet Token, Inc. (Historical)	Jet.AI Inc. (f/k/a Oxbridge Acquisition Corp.) (Historical)	Transaction Accounting Adjustments		Pro Forma Combined

Revenues	$21,863	$-	$-		$21,863
Cost of revenues	19,804	-	-		19,804

Gross profit	2,059	-	-		2,059

Operating Expenses:
General and administrative	9,231	487	-		9,718
Sales and marketing	427	-	-		427
Research and development	137	-	-		137
Total operating expenses	9,795	487	-		10,282

Operating loss	(7,736)	(487)	-		(8,223)

Other (income) expense:
Interest income	-	(964)	964	AA	-
Change in fair value of warrant liabilities	-	(6,699)	-		(6,699)
Total other income	-	(7,663)	964		(6,699)

Loss before provision for income taxes	(7,736)	7,176	(964)		(1,524)

Provision for income taxes	2	-	-		2

Net (loss) income	$(7,738)	$7,176	$(964)		$(1,524)

Weighted average shares outstanding – basic and diluted	122,747,555	13,133,764			17,154,099
Net (loss) income per share - basic and diluted	$(0.06)	$0.55			$(0.09)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination is expected to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Jet.AI Inc. (f/k/a Oxbridge Acquisition Corp, Inc.) (“Jet.AI”) has been treated as the “accounting acquiree” and Jet Token, Inc. (“Jet Token”) as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination has been treated as the equivalent of Jet Token issuing shares for the net assets of Jet.AI, followed by a recapitalization. The net assets of Jet Token will be stated at historical cost. Operations prior to the Business Combination will be those of Jet Token.

The unaudited pro forma condensed combined balance sheet as of June 30, 2023 gives pro forma effect to the Business Combination as if it had occurred on June 30, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2022. These periods are presented on the basis of Jet Token as the accounting acquirer.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Company. They should be read in conjunction with the historical financial statements and notes thereto of Jet Token, Inc. and Jet.AI included in the Form 8-K, and other financial information included elsewhere.

Note 2. Accounting Policies

Upon consummation of the Business Combination, management is performing a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Note 3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Company’s shares outstanding, assuming the Business Combination and related transactions occurred as of the beginning of the period presented.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2023 are as follows:

A.	Reflects the reclassification of marketable securities held in the Trust Account to cash and cash equivalents.

B.	Reflects classification adjustments in relation to the repayment of the promissory note and deferred underwriting commissions both of which become payable upon the completion of a business combination.

C.	Represents acquisition-related transaction costs totaling $2,192,000 (all of which is expected to be classified as equity issuance costs). The transaction costs are $2,192,000 for Jet.AI.

D.	Represents the conversion of Jet.AI’s 799,120 Ordinary Shares to shares of common stock of the Domesticated Acquiror, par value $0.0001 per share, pursuant to the Business Combination Agreement.

E.	Represents the conversion of 683,333 shares of Jet Token’s Series Seed Preferred Stock and 18,813,002 shares of its Series CF Non-Voting Preferred Stock to 21,029.56 and 578,969.85 shares, respectively, of Jet.AI common stock, par value $0.0000001 per share, pursuant to the Business Combination Agreement.

F.	Represents recapitalization of Jet Token’s outstanding equity and the issuance of 4,523,167 shares of common stock and warrants exercisable into 7,196,375 shares of Jet.AI common stock to Jet Token shareholders as consideration for the reverse recapitalization. The number of Merger Consideration Warrants to be issued at closing are based on a value of $60,000,000 using the Black-Scholes model and are considered equity issuance costs associated with the Business Combination, and thus are contained within additional paid-in capital.

G.	Reflects the reclassification of Jet.AI’s historical accumulated deficit.

H.	Reflects the redemption of 502,832 public shares for aggregate redemption payments of $5.6 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of approximately $11.10 per share.

I.	Reflects the change of classification of the Public Warrants from liability to equity upon closing of the Business Combination. Upon closing of the Business Combination, shares underlying the Public Warrants are not redeemable and Jet. AI will have a single class of voting stock, which does not preclude the Public Warrants from being considered indexed to Jet.AI’s equity and allows the Public Warrants to meet the criteria for equity classification.

J.	Reflects the issuance of 247,756 shares of Jet.AI Common Stock to Seller under that certain FPA Funding Amount PIPE Subscription Agreement dated August 6, 2023.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for year ended December 31, 2022 and for the six month period ended June 30, 2023 are as follows:

AA. Reflects elimination of investment income on the Trust Account.

Note 4. Net Loss per Share

Net loss per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable in the Business Combination have been outstanding for the entirety of all periods presented.

The unaudited pro forma condensed combined financial information has been prepared based on the following information:

	For the Six Months Ended	For the Year Ended
	June 30, 2023	December 31, 2022

Pro forma net loss	$(5,842)	$(1,522)
Weighted average shares outstanding of common stock	$8,715,043	$17,154,099
Net loss per share - basic and diluted	(0.67)	(0.09)

Excluded securities: (1)
Assumed options	3,284,488	3,284,488
Merger Consideration Warrants issued to Jet Token Shareholders	7,196,375	7,196,375
Public Warrants	11,489,334	11,489,334
Private Warrants	5,760,000	5,760,000
Shares issued to Restricted Stock Unit Awards	148,950	148,950
Merger Consideration Warrants issued to Restricted Stock Unit Awards	237,020	237,020

(1) The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive, issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.